UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2017

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in a Current Report on Form 8-K filed by Adamis Pharmaceuticals Corporation (the “Company”, “Adamis”, “we”, “us’ or “our”) with the Securities and Exchange Commission (“SEC”), on April 11, 2016, the Company completed its acquisition of U.S. Compounding, Inc., an Arkansas corporation (“USC”), pursuant to the terms of the Agreement and Plan of Merger dated as of March 28, 2016 (the “Merger Agreement”).

On June 27, 2016, the Company filed a Report on Form 8-K/A with the SEC, to provide historical financial statements for USC for the years ended December 31, 2015 and 2014, and certain unaudited pro forma financial information. On July 28, 2016, the Company filed a Report on Form 8-K with the SEC to provide unaudited historical financial statements for USC as of and for the three months ended March 31, 2016 and related unaudited pro forma financial information. On September 23, 2016, the Company filed a Report on Form 8-K with the SEC to provide unaudited historical financial statements for USC as of and for the three months ended June 30, 2016 and related unaudited pro forma financial information.

Attached as Exhibit 99.1 to this Report on Form 8-K is an unaudited pro forma combined condensed consolidated statement of operations, and related explanatory notes, for the period ended December 31, 2016.

Item 9.01.	Financial Statements and Exhibits.

(b)

Pro Forma Financial Information

The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2016, together with related explanatory notes, showing the pro forma effect on the Company’s financial statements of the Company’s acquisition of USC and other related pro forma events, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)

Exhibits

99.1	Pro Forma Combined Condensed Consolidated Statement of Operations listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: April 20, 2017	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer